Exhibit 22

                    Subsidiaries of the Registrant



            Name                              Percent of Ownership
     --------------------                    ----------------------

     Foodvision, Inc.                                100%

     Investco Corporation                            100%

     Investco International Management, Inc.         100%

     Dirty Bird Cafe, Inc.                           100%

     Dirty Bird Cafe 2, Inc.                         100%

     Dirty Bird Cafe 3, Inc.                         100%

     Dirty Bird Cafe 4, Inc.                         100%

     Grandma Lee's USA Northpoint, Inc.              100%

     Sports Cantina One, Inc.                        100%

     Sports Cantina Two, Inc.                        100%

     1067068 Ontario, Ltd.                           100%